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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Optelecom, Inc. on Form S-2A of our report dated March 7, 2000 (March 28, 2000 as to Note 2), appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
McLean, VA

December 1, 2000